                                                              EXHIBIT 1.A.(3)(a)


                First Union Securities, Inc. draft Agreements:

                       (i)   Distribution Agreement
                       (ii)  Selling Group Agreement
                       (ii)  Commission Schedule

                            DISTRIBUTION AGREEMENT
                                     With
                         First Union Securities, Inc.


                               Table of Contents

Section                                                                                                      Page No.
 Additional Definitions....................................................................................         3
 Distribution Activities Authority.........................................................................         4
 Distribution Activities Appointment.......................................................................         5
 Distribution Activities Duties............................................................................         6
 Limitations on Authority..................................................................................         6
 Sales Agreements..........................................................................................         7
 Forms, Applications, and Licensing........................................................................         8
 Marketing Materials.......................................................................................        10
 The Distributor's Compensation............................................................................        10
 Representations and Warranties............................................................................        11
 Indemnification...........................................................................................        13
 Records...................................................................................................        18
 Investigations and Proceedings............................................................................        18
 Term and Termination......................................................................................        18
 Rights Upon Termination...................................................................................        20
 Independent Contractor....................................................................................        22
 Notices...................................................................................................        22
 Arbitration...............................................................................................        22
 Confidentiality...........................................................................................        23
 Severability..............................................................................................        24
 Choice of Law.............................................................................................        24
 No Waiver.................................................................................................        24
 Agreement Non-Assignable..................................................................................        25
 Exhibits and Schedules....................................................................................        25
 Headings..................................................................................................        25
 Schedules and Attachments ................................................................................        25
 Entire Agreement..........................................................................................        25

                            DISTRIBUTION AGREEMENT
                            ----------------------

AGREEMENT made as of the        day of          1999, by and Between United
Investors Life, Inc (the "Insurance Company") and First Union Securities, Inc., a Delaware corporation (the "Distributor"), on its own behalf and on behalf of the individuals and entities listed on Schedule 1 to this Agreement (the "Distributor Agency Affiliates"), as that Schedule may be amended from time to time in accordance with this Agreement.

                                   RECITALS:

          WHEREAS, the Insurance Company issues certain variable annuity contracts and variable life insurance policies; and

          WHEREAS, certain of the variable annuity contracts and variable life insurance policies issued by the Insurance Company (the "Private Placements") may be offered and sold in reliance upon exemptions from the registration requirements of the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), while certain other variable annuity contracts and variable life insurance policies issued by the Insurance Company are being offered and sold pursuant to Registration Statements (the "Registered Products") and their related Prospectuses filed with and declared effective by the Securities and Exchange Commission (the "Commission") under the provisions of the 1933 Act and the 1940 Act (collectively, the "Private Placements" and the "Registered Products" are referred to as the "Variable Products") (Variable Products are identified in Schedule 2 to this Agreement, as amended from time to time); and

          WHEREAS, the Distributor is registered as a broker-dealer with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") that engages in the distribution of insurance products; and

          WHEREAS, the Insurance Company desires to retain the Distributor to distribute the Variable Products through registered broker-dealers ("Broker-Dealers") and their registered representatives ("Representatives"); and

          WHEREAS, the Distributor desires to be retained by the Insurance Company to distribute the Variable Products on the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of mutual promises contained herein, the parties hereto agree as follows:

1.   Additional Definitions
     ----------------------

     (a) Affiliate -- With respect to a person, any other person controlling, controlled by, or under common control with, such person.

     (b) Applications -- The forms used by the prospective purchaser to apply for a variable life insurance policy or a variable annuity contract.

     (c) Contracts -- The variable annuity contracts and certificates set forth in Schedule 2 to this Agreement, as amended from time to time.

     (d) Policies -- The variable life insurance policies set forth in Schedule 2 to this Agreement as in effect at the time this Agreement is executed, and such other variable life insurance products that may be added to
     Schedule 2 from time to time.

     (e) Premium -- A payment made under a Policy by an applicant or purchaser to purchase Variable Products.

     (f) Private Placement Guidelines -- The guidelines set forth in Schedule 3 to this Agreement, as that Schedule may be amended from time to time.

     (g) Private Placement Memorandum -- The document through which the Insurance Company offers private placements. For purposes of Section 11 of this Agreement, the term "any Private Placement Memorandum" means any document which is or at any time was a Private Placement Memorandum within the meaning of this Section 1(g).

     (h) Private Placements -- Contracts and Policies being offered and sold in reliance upon exemptions from the registration requirements of the 1933 Act and the 1940 Act for non-public offerings.

     (i) Prospectus -- The prospectus if any, included within a Registration Statement or, if more recent, the prospectus filed pursuant to Rule 497 under the 1933 Act. For purposes of Section 11 of this Agreement, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this Section 1(i).

     (j) Purchase Payment -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

     (k) Registration Statement -- At any time that this Agreement is in effect, each currently effective registration statement, or currently effective post-effective amendment thereto, relating to the Contracts or Policies, including financial statements included in, and all exhibits to, that registration statement or post-effective amendment. For purposes of Section 11 of this Agreement, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this Section 1(k).

     (1) Regulations -- The rules and regulations promulgated by the Commission under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated.

     (m) Variable Accounts -- Separate accounts established pursuant to Missouri state insurance law supporting the Variable Products specified in Schedule 2 as in effect at the time this Agreement is executed, or as it may be amended from time to time.

2.   Distribution Activities -- Authority
     ------------------------------------

     (a) The Insurance Company authorizes the Distributor, and the Distributor accepts the authority, to act as a distributor of the Variable Products, subject to any applicable requirements of the 1933 Act and the 1940 Act.

          The Insurance Company hereby authorizes the Distributor to select persons that will be authorized to engage in solicitation activities with respect to the Variable Products, including the recruitment and appointment of Broker-Dealers and Representatives which in turn may be authorized to engage in solicitation activities involving the solicitation of Applications, Premiums and Purchase Payments directly from prospective purchasers.

     (b) The Distributor shall enter into separate written "Sales Agreements" with Broker-Dealers for distribution of the Variable Products. These Sales Agreements will be in a form mutually agreeable to the parties to this Agreement.

     (c) Nothing in this Agreement precludes additional mutually agreeable distribution and compensation arrangements among the parties to this Agreement, including ones that may have compensation arrangements that reward the Insurance Company for identifying and recruiting new Broker-Dealers to sell the Variable Products, for identifying potential purchasers of the Variable Products, or for providing superior support under this Agreement.

3.   Distribution Activities -- Appointment
     --------------------------------------

     (a) Where required by applicable state insurance law, the Insurance Company hereby appoints the Distributor as its agent under that state insurance law to represent the Insurance Company in the distribution activities contemplated by this Agreement. The Insurance Company hereby authorizes the Distributor under applicable securities laws to engage in the activities contemplated by this Agreement relating to the distribution of the Variable Products.

     (b) In states where the Distributor is not licensed as an insurance agent and applicable state insurance law requires that the Distributor be so licensed, the Insurance Company hereby appoints each Distributor Agency Affiliate listed on Schedule 1 to this Agreement (as that Schedule may be amended from time to time by the Distributor when required by applicable state insurance law to reflect changes in the licensing status of the Distributor or the Distributor Agency Affiliates) as its agent under applicable state insurance laws to represent the Insurance Company in the distribution activities contemplated by this Agreement.

4.   Distribution Activities -- Duties
     ---------------------------------

     (a) The Distributor shall use its best efforts to market the Variable Products actively through Broker-Dealers and Representatives in accordance with the terms and conditions of this Agreement, subject to applicable material market and regulatory conditions.

     (b) The Distributor shall assist and provide information to Broker-Dealers and Representatives in connection with servicing the Variable Products sold or marketed by those Broker-Dealers Representatives.

     (c) Under no circumstances shall the Insurance Company or the Distributor be responsible under this Agreement for any failure by Broker-Dealers or Representatives to comply with applicable law.

     (d) Under no circumstances shall the Distributor be responsible under this Agreement for any failure by the Insurance Company to comply with applicable law.

     (e) Under no circumstances shall the Insurance Company be responsible under this Agreement for any failure by the Distributor to comply with applicable law.

 5.   Limitations on Authority
      ------------------------

      (a) The Distributor shall not have the authority, and shall not grant authority to Broker-Dealers or Representatives, on behalf of the Insurance
      Company:

           (1) to make, alter or discharge any Variable Product or other contract entered into pursuant to a Variable Product;

           (2) to waive any Variable Product forfeiture provision;

           (3) to extend the time of paying any Purchase Payments, or Premiums due under the Variable Products; and

           (4) to receive any monies, Purchase Payments or Premiums (except for the sole purpose of forwarding monies, Purchase Payments or Premiums to the Insurance Company).

     (b) The Distributor shall not expend, nor contract for the expenditure of, funds of the Insurance Company.

     (c) The Distributor shall not possess or exercise any authority on behalf of the Insurance Company other than that expressly conferred on the Distributor by this Agreement.

6.   Sales Agreements
     ----------------

     (a) The Distributor shall not enter into any Sales Agreement with a Broker-Dealer relating to the distribution of any Variable Product, unless that Sales Agreement (i) is substantially identical to the form of Sales Agreement mutually agreed to by the parties to this Agreement or (ii) is approved by the Insurance Company, provided that the approval of the Insurance Company shall be deemed to have been given if no written objection to the Sales Agreement has been delivered by the Insurance Company to the Distributor within five (5) business days after being provided by facsimile or express courier with a copy of the proposed Sales Agreement.

     (b) The Distributor shall provide to the Insurance Company a copy of each Sales Agreement entered into by the Distributor and a Broker-Dealer within five (5) business days following execution thereof.

     (c) The Insurance Company agrees to appoint Representatives of the Selling Broker-Dealers as life insurance agents of the Insurance Company to the extent that such Representatives satisfy the licensing and qualification requirements of applicable state insurance laws, as well as the Insurance Company's own standards applicable to life insurance agents of the Insurance Company. The Insurance Company reserves the right, which right shall not be exercised unreasonably, to refuse to appoint any Representative as its life insurance agent. The Life Company reserves the right to terminate immediately the appointment of any Representative as its life insurance agent if such Representative fails to maintain his or her registration, license or qualifications under federal and state securities laws, as well as applicable state insurance laws, is subject to disciplinary action by any governmental authority or self-regulatory organization or fails, in the reasonable view of the Insurance Company, to satisfy appropriate industry standards. The Insurance Company shall promptly notify the Distributor and the Selling Broker-Dealer of its intent to terminate a Representative and the reasons for such termination.

     (d) When appointing a Representative or an insurance agency of a Selling Broker-Dealer as its life insurance agent, the Insurance Company agrees only to enter into agent or agency agreements (an "Agent Agreement") that
     (i) are substantially identical to the form of Agent Agreement mutually agreed to by the parties to this Agreement or (ii) is otherwise approved by the Distributor, provided that the approval of the Distributor shall be deemed to have been given if no written objection to the Agent Agreement has been delivered by the Distributor to the Insurance Company within five
     (5) business days after being provided with a copy of the proposed Agent Agreement. After entering into an Agent Agreement, the Insurance Company shall not amend or supplement the Agent Agreement without the Distributor's prior written consent, which consent shall not be unreasonably withheld. The Insurance Company agrees to notify the Distributor and the Selling Broker-Dealer promptly of its intent to terminate an Agent Agreement and the reasons for such termination.


7.   Forms, Applications, and Licensing
     ----------------------------------

     (a) The Insurance Company, or its agent, shall forward to the Distributor, Applications, Policies, Contracts, subscription agreements, certificates, other administrative forms, and any amendments or supplements to the foregoing, necessary to carry out the Distributor's distribution authority and responsibilities with respect to the Variable Products.

     (b) The Insurance Company shall obtain all requisite regulatory approvals of such materials furnished to the Distributor and shall comply with all applicable laws, rules, regulations and orders of any governmental authority relating to the issuance or sale of the Variable Products.

     (c) All premiums and Purchase Payments paid by check or money order that are collected by the Distributor, any agent or affiliate shall be remitted promptly, and in any event not later than two business days, in full, together with Applications, forms, and any other required documentation, to the Insurance Company. Checks or money orders in payment of Premiums and Purchase Payments shall be drawn to the order of "United Investors Life". If any Premium or Purchase Payment is held at any time by the Distributor, broker-dealers, registered representatives, agents, or any affiliates, the Distributor, the broker-dealers, the registered representatives, the agents or the affiliates shall hold that Premium or Purchase Payment in a fiduciary capacity. All Premiums and Purchase Payments whether by check, money order or wire, shall be the property of the Insurance Company.

     (d) The Distributor acknowledges that the Insurance Company shall have the unconditional right to reject, in whole or in part, any application. The Insurance Company shall return any monies received by it or from an applicant or purchaser whose Application has been rejected. The Insurance Company shall notify the Distributor in writing one business day prior to taking any action to return any such Monies, which notice shall identify, if applicable, the agent who submitted the rejected Application.

     (e) If a purchaser exercises its "free look right" under a Variable Product, any refund of premiums or Purchase Payments due as provided in that Variable Product, shall be made by the Insurance Company to the purchaser. The Insurance Company shall notify the Distributor in writing one business day prior to taking any action to refund any such Premiums or Purchase Payments, which notice shall identify, if applicable the broker-dealer, the registered representative or the agent through which the Variable Product had been purchased.

     (f) The Distributor agrees to maintain all registrations, licenses, and qualifications under federal and state securities laws that are applicable to its activities and those of its registered representatives in connection with the performance of this Agreement. The Distributor also agrees to maintain all registrations, licenses, and qualifications under state insurance laws that are applicable to the activities of the Distributor, the Insurance Agency Affiliates and their agents in performing this Agreement.

     (g) The Distributor agrees to notify the Insurance Company within [three
     (3) business days] of obtaining actual knowledge of any changes in the registrations, licenses, or qualifications of the Distributor, the Insurance Agency Affiliates, or the agents or representatives of the Distributor or Insurance Agency Affiliates that would adversely affect its performance of this Agreement.

     (h) The Insurance Company agrees to obtain and maintain all registrations, licenses, qualifications and approvals under federal securities laws and state blue sky and insurance laws in connection with qualifying the Variable Products for sale.

     (i) The Insurance Company agrees to notify the Distributor within [three
     (3) business days] of obtaining actual knowledge of any changes in the registrations, licenses, qualifications, or approvals of the Variable Products that would adversely affect the offering of the Variable Contracts.

8.   Marketing Materials
     -------------------

     The Insurance Company shall design, develop, produce, and make the determination whether to file and, if necessary, file for and obtain all necessary regulatory approvals for, all advertising, sales literature, and other promotional materials required in connection with the distribution, sale and marketing of the Variable Products. The Insurance Company shall work closely with the Distributor to ensure that the marketing materials achieve their desired purpose.

9.   The Distributor's Compensation
     ------------------------------

     (a) In consideration for the services rendered by the Distributor pursuant to this Agreement, the Insurance Company shall pay the Distributor the compensation set forth in Schedule 4 to this Agreement. Schedule 4 and/ or
     Schedule 2 may be modified at any time, and from time to time, by adding or deleting contracts and changing the compensation payable for those contracts, provided, that, any such modifications are mutually agreed upon by both the Insurance Company and the Distributor, in writing, and signed by both parties. Modifications to the Variable Products listed in Schedule 2 and the compensation described in Schedule 4 may be requested by the Insurance Company in the event that pricing objectives are not achieved due to adverse experience, and the Distributor's consent shall not be unreasonably withheld. Any such modification shall apply only to contracts applied for after the effective date of each such modification.

     (b) With respect to Variable Products in connection with which the Insurance Company has advanced sales commissions paid to the Distributor, to a Broker-Dealer, or to a Representative, in the event a Contract or Policy on a Variable Product terminates within twelve (12) months of the date of issue, the Insurance Company reserves the right to recover: (1) one hundred percent (100%) of the compensation paid to Distributor respecting the sale of the Variable Product if that Variable Product terminates for reasons other than death during the first twelve (12) months following issue; (2) seventy five percent (75%) of the compensation paid to the Distributor if a Variable Product terminates for reasons other than death during the second twelve (12) months following issue; (3) fifty percent (50%) of the compensation paid to the Distributor if a Variable Product terminates for reasons other than death during the third twelve (12) months following issue; (4) twenty five percent (25%) of the compensation paid to the Distributor if a Variable Product terminates for reasons other than death during the fourth twelve (12) months following issue; and (5) nothing from the Distributor (i.e., no charge back) if the Variable Product terminates thereafter. However, notwithstanding any other provision of this Agreement, if termination of a Variable Product at any time is due to the willful or negligent wrongful actions or representations of the Distributor, Broker-Dealer or Representative, the Insurance Company reserves the right to recover one hundred percent (100%) of the compensation paid to Distributor respecting the sale of the Variable Product.

          With respect to any other terminations, the Insurance Company has no right to recover any portion of the compensation paid to the Distributor. In no event shall the Insurance Company have the right to recover any portion of any compensation received by the Distributor as a basis point charge against investment values under the contracts. The Insurance Company shall have the right to set off any amounts owed by the Distributor under this Section 9(b) against any amounts owed by the Insurance Company to the Distributor.

10.  Representations and Warranties
     ------------------------------

     (a)  By the Distributor

          The Distributor represents and warrants to, and covenants with, the Insurance Company as follows:

          (1) The Distributor has taken all action necessary including without limitation, those necessary under its articles of incorporation, by-laws and applicable state corporate law, to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

          (2) Prior to the sale of any Variable Product hereunder, the Distributor will be, and shall thereafter remain during the term of this Agreement, registered as a broker-dealer under the 1934 Act, a member in good standing of the NASD, and duly registered under applicable state securities laws.

          (3) Prior to the sale of any Variable Product hereunder, the Distributor will be, and shall thereafter remain during the term of this Agreement, in compliance with the eligibility requirements for certain affiliated persons and underwriters found in Section 9(a) of the 1940 Act.

          (4) Prior to the sale of any Variable Product hereunder, the Distributor and each Distributor Agency Affiliate and Representative will have all necessary licenses and regulatory approvals to perform the services required by this Agreement and the Distributor will notify the Insurance Company within three business days of obtaining actual knowledge of any change in the status of such licenses or regulatory approvals.

          (5) During the term of this Agreement and for any reason, the Distributor and the Distributor Agency Affiliates agree that they will not take any action designed or calculated to result in the transfer or exchange of the policies.

     (b)   By the Insurance Company

     The Insurance Company represents and warrants to, and covenants with, the Distributor as follows:

          (1) All necessary regulatory approvals and licenses from any state or federal governmental body having jurisdiction over the Insurance Company or the Variable Products have been obtained, and the Insurance Company will notify the Distributor within one business day of obtaining actual knowledge of any change in the status of any approvals or licenses related to the marketing, sale or distribution of the Variable Products.

          (2) The Insurance Company has taken all action necessary including, without limitation, those necessary under its articles of incorporation, bylaws and applicable state corporate law, to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

          (3) The Insurance Company is and shall remain during the term of this Agreement in compliance with the eligibility requirements for certain affiliated persons and underwriters found in Section 9(a) of the 1940 Act.

11. Indemnification
-------------------

(a)  By the Distributor

     (1) The Distributor agrees to indemnify and hold harmless the Insurance Company and each director, officer, employee or agent of the Insurance Company, and each person, if any, who controls the Insurance Company within the meaning of the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 11 (a)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer or sale of the Variable Products or the operation of the Variable Accounts and:

           (i) arise out of, or are based upon, violation(s) by the Distributor of federal or state securities law(s) or regulation(s), applicable banking law(s) or regulation(s), insurance law(s) or regulation(s) or any rule or requirement of the NASD; or

           (ii) arise out of, or are based upon, any tortious conduct (including oral or written misrepresentation), or any unlawful sales practices concerning the Variable Products by the Distributor; or

           (iii) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any advertising, sales literature, or other promotional material designed, developed, and produced by the Distributor and used by it in the distribution of the Variable Products; provided that the Distributor shall not be liable in any such case to the extent that such losses, claims, damages, liabilities or expenses arises out of, or are based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to the Distributor by the Insurance Company specifically for use in the preparation of any such promotional material; or

          (iv) arise out of, or are based upon, claims by the Representatives or agents or representatives of the Distributor for commissions or other compensation or remuneration of any type; or

          (v) arise as a result of any failure on the part of the Distributor to submit Premiums, Purchase Payments, or Applications to the Insurance Company, or to submit the correct amount of a Premium or Purchase Payment, on a timely basis and in accordance with this Agreement, subject to applicable law; or

          (vi) arise as a result of any failure on the part of the Distributor to deliver the Variable Products to purchasers thereof on a timely basis; provided that the Distributor shall not be liable in any such case to the extent that such losses, claims, damages, liabilities or expenses arise as a result of any failure on the part of the Insurance Company to perform its obligations under this Agreement on a timely basis; or

          (vii) arise as a result of a material breach by the Distributor of any provisions of this Agreement; or

          (viii) arise as a result of actions of a Broker-Dealer or its Representatives;

     as limited by and in accordance with the provisions of Sections 11(a)(2) and 11 (a)(3) hereof.

     (2) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation ("Losses" for purposes of this Section 11 (a)(2)) incurred or assessed against an Indemnified Party that may arise from any Indemnified Party's willful misfeasance or bad faith. The Distributor's liability for Losses in the event of its breach of this Agreement shall be limited to that portion of Losses caused by its breach, and the Distributor shall not be liable for that portion of Losses caused by breach of this Agreement by an Indemnified Party or from any act or omission by an Indemnified Party.

     (3) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Distributor of its obligations hereunder except to the extent that the Distributor has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense of the action. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Distributor, the Distributor shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Distributor be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Distributor to the Indemnified Party of the Distributor's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

     (4) The Indemnified Parties will notify the Distributor within a reasonable time, not to exceed fifteen (15) business days, of the receipt of service of process in any litigation or proceedings against them in connection with the offer or sale of the Variable Products or the operation of the Variable Accounts.

(b)  By the Insurance Company

     (1) The Insurance Company agrees to indemnify and hold harmless the Distributor and each director, officer, employee or agent of the Distributor, and each person, if any, who controls the Distributor within the meaning of the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 11(b)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer or sale of the Variable Products or the operation of the Variable Accounts and:

           (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any: (A) Registration Statement or Prospectus; (B) blue-sky application or other document executed by the Insurance Company specifically for the purpose of exempting the Private Placements from, or qualifying any or all of the Registered Products for sale under, the securities laws of any jurisdiction; or (C) information furnished in writing to the Distributor specifically for the purpose of being included in any advertising, sales literature, or other promotional material to be used in connection with the distribution of the Variable Products; provided that the Insurance Company shall not be liable in any such case to the extent that such losses, claims, damages, liabilities or expenses arise out of, or are based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to the Insurance Company by the Distributor specifically for use in the preparation of any such document, application, or promotional material; or

           (ii) result because of the provisions of any Variable Product or because of any material breach by the Insurance Company of any provision of this Agreement or of any Variable Product or which result from any wrongful activities of the Insurance Company's officers, directors, employees or agents or their wrongful failure to take any action in connection with the sale, processing or administration of the Variable Products including, without limitation, obtaining auditors' reports, computing accurate separate account and/or underlying fund performance data, preparation and timely filing and delivery, as required, of annual and semiannual reports and reports on Form NSAR and the timely payment of all state and federal registration fees; as limited by and in accordance with the provisions of Sections 11 (b)(1) and 11 (b)(2) hereof.

     (2) The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation ("Losses" for purposes of this Section 11 (b)(2)) incurred or assessed against an Indemnified Party that may arise from any Indemnified Party's willful misfeasance or bad faith. The Insurance Company's liability for Losses in the event of its breach of this Agreement shall be limited to that portion of Losses caused by its breach, and that party shall not be liable for that portion of Losses caused by breach of this Agreement by an Indemnified Party or from any act or omission by an Indemnified Party.

     (3) The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after receiving the summons or other first legal process giving information of the nature of the claim against the Indemnified Party (a "Claim"). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by the failure of the Indemnified Party to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any Claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any Claim is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the Claim. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the Claim. After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume a defense to a Claim, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party independently in connection with the defense of a Claim other than the reasonable costs of investigation.

12.  Records
     -------

          The parties to this Agreement shall maintain such accounts, books and records and other documents as are required to be maintained under applicable laws and regulations and shall preserve such accounts, books and records, and other documents for the periods prescribed by such laws and regulations. Each party shall have the right to inspect and audit the accounts, books and records and other documents of the other party that pertain to the Variable Products during normal business hours upon reasonable written notice to the other party. Any party requesting such an audit shall bear the expense of the audit, including the reasonable costs (other than overhead costs or costs for time spent on audit-related matters by officers, directors, or employees of the other party) borne by the other party in connection with the audit.

13.  Investigations and Proceedings
     ------------------------------

          The parties to this Agreement shall notify each other promptly of any insurance or securities regulatory investigation, administrative or judicial proceeding, or material complaint arising in connection with the offer or the sale of the Variable Products. The parties shall cooperate fully in the resolution of any insurance or securities investigation, administrative or judicial proceeding, or material complaint.


14.  Term and Termination
     --------------------

     (a) Term -- This Agreement shall be effective from the date hereof through December 31, 2002, which term shall automatically be extended for a period of 3 years unless this Agreement is sooner terminated in accordance with the termination provisions in Section 14(b) of this Agreement.

     (b) Termination -- No party hereto may terminate this Agreement except as expressly provided in this Section 14(b).

          (1) Any party hereto may terminate this Agreement effective the date that the term of this Agreement would otherwise automatically be renewed upon written notice delivered to the other party not less than 30 nor more than 60 days prior to such effective date, which notice shall specify that it is being given pursuant to this Section 14(b)(1).

          (2) A party (the "Terminating Party") may terminate this Agreement for cause if:

               (i) another party (the "Breaching Party") materially breaches this Agreement,

               (ii) the Terminating Party has delivered to the Breaching Party a notice specifying the nature of the breach and that this notice is being given pursuant to this Section 14(b)(2), and

               (iii) the Breaching Party has not cured the breach within 30 days after the delivery of the notice.

          (3) A Terminating Party may terminate this Agreement immediately for cause in the event of:

               (i) the voluntary institution by the Distributor of bankruptcy proceedings or the voluntary institution by the Insurance Company of insolvency or rehabilitation proceedings under any state insurance laws or regulations (each an "Insolvent Party") or

               (ii) a formal order or written finding by a court of competent jurisdiction that the Insolvent Party is bankrupt or insolvent, there is a degradation of the Insolvent Party's reputation that would materially impair the ability of the Insolvent Party to carry out its obligations under this Agreement or

               (iii) the Securities and Exchange Commission ("SEC") institutes a formal cease and desist order or proceeding prohibiting the offer of the sale of the Variable Products or the operation of the Separate Account, or a governmental or regulatory authority of a state or other jurisdiction institutes a formal order or proceeding prohibiting the offer or the sale of the Variable Products or the operation of the Separate Account; provided that, this Agreement will be terminated only with respect to the particular state or jurisdiction issuing such order or proceeding or

               (iv) the SEC, the NASD, or any other government authority or self-regulatory organization revokes or suspends the registration or license of the Distributor, or the Distributor's ability to do business is so materially impaired, in the reasonable view of the Insurance Company, that it could not perform its obligations under this Agreement or

               (v) a state insurance commissioner suspends or revokes the Insurance Company's ability to do business or the Insurance Company's ability to do business is so materially impaired, in the reasonable view of the Distributor, that it could not perform its obligations under this Agreement.

     (c) Solicitation after Termination -- Upon termination of this Agreement for any reason, the Distributor and the Distributor Agency affiliates agree that they will not take any action designed or calculated to result in the transfer or exchange of the policies.

     (d) Survival -- The provisions of Sections 10, 11, 15, 18 and 19 (Representations and Warranties, Indemnification, Rights Upon Termination, Arbitration, and Confidentiality, respectively) shall survive the termination of this Agreement.

15.  Rights Upon Termination
     -----------------------

     (a) In no event will any further compensation be paid to the Distributor should the Insurance Company terminate this Agreement for cause pursuant to
     Section 14(b)(2) or Section 14(b)(3).

     (b) As of the date of termination, the Insurance Company shall have the right to set off against any monies it owes the Distributor any amounts owed by the Distributor to the Insurance Company. In the event that the amounts owed by the Distributor exceed the amounts owed by the Insurance Company, the difference shall become immediately due and payable by the Distributor.

     (c) In the event that either party does not pay within 45 days after resolution of net amount payable, then the net amount owed will accrue interest, compounded daily, at the fluctuating prime interest rate charged by The Chase Manhattan Bank, N.A., plus two percent (2%).

     (d) The Insurance Company agrees to pay the termination fees identified in
     Schedule 5 in the event (i) the Insurance Company terminates this Agreement for any reason other than those set forth in Sections 14(b)(2) or 14(b)(3) of this Agreement, or (ii) the Distributor terminates this Agreement for the reasons set forth in Sections 14(b)(2) or 14(b)(3) of this Agreement. In no event shall the Insurance Company be liable for the termination fees identified in Schedule 5 to this Agreement if the Distributor voluntarily terminates this Agreement under Section 14(b)(1) of this Agreement. The parties agree that such termination fees only apply to the Variable Product policies that have not lapsed, due to 1035 exchanges or other means, whether such lapse occurred before or after the termination date.

     (e) If the Insurance Company terminates this Agreement pursuant to Section 14(b)(1), the Insurance Company shall continue to:

          (1) pay the Distributor the compensation set forth in Schedule 4 to this Agreement; and

          (2) offer all of the Variable Products then identified on Schedule 2 to this Agreement for a period of [one (1) year] from the date of termination of this Agreement, during which period of time (i) the Insurance Company shall employ at least the same level of efforts in offering and supporting the Variable Products as it did before the termination of this Agreement and (ii) the terms of this Agreement shall remain in full force and effect as though the Agreement had not been terminated. The parties further agree that such compensation shall only be based on the Variable Product policies that have not lapsed, due to 1035 exchanges or other means, whether such lapse occurred before or after the termination date.

     (f) If the Distributor terminates this Agreement pursuant to Section 14(b)(1), the Insurance Company shall continue to pay the Distributor the compensation set forth in Schedule 4 to this Agreement. The parties further agree that such compensation shall only be based on the Variable Product policies that have not lapsed, due to 1035 exchanges or other means, whether such lapse occurred before or after the termination date.

16.  Independent Contractor
     ----------------------

     The Distributor shall act as an independent contractor in the performance of its duties and obligations under this Agreement and nothing herein contained shall constitute the Distributor, Broker-Dealers, Representatives or employees or officers of the Distributor or Broker-Dealers as employees of the Insurance Company in connection with the distribution of the Variable Products.

17.  Notices
     -------

     Any notice required or permitted under this Agreement shall be delivered personally or sent by facsimile or by registered or certified mail, return receipt requested, with all postage prepaid:

     (a)  To the Distributor:

          First Union Securities, Inc.
          Attention:

     (b)  To the Insurance Company:

          United Investors Life, Inc
          Attention:
          Fax:

     A party may change its address or fax number for the delivery of notices by delivering a written notice to the other party at its last specified address. All notices shall be effective upon delivery; provided that any notice sent by facsimile shall be deemed ineffective unless a copy of the notice is also delivered personally or sent by express courier or mail for delivery on the same or next business day.

18.  Arbitration
     -----------

     Any dispute between the Distributor and the Insurance Company arising under or relating to this Agreement shall be settled by compulsory arbitration before a single arbitrator experienced in the insurance industry in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. The arbitration shall take place in Charlotte, North Carolina unless some other location is mutually agreed upon by the parties in dispute. Each party shall bear its own costs and expenses in any such arbitration, except that the Distributor and the Insurance Company shall bear the expenses of the arbitrators' services equally.

19.  Confidentiality
     ---------------

     (a) Generally. Each party will hold the other party's Confidential Information (as defined below) in confidence and will safeguard it as provided herein. The party receiving Confidential Information will not, directly or indirectly, report, publish, distribute, disclose, or otherwise disseminate the Confidential Information, or any portion thereof, to any third party including its affiliates, and will not use the Confidential Information, or any portion thereof, for the benefit of itself or any third party including its affiliates or for any purpose, except only as necessary to perform its duties and exercise its rights hereunder, or as expressly authorized in writing by the party who owns such Confidential Information. Disclosure of Confidential Information internally by a recipient will be limited to those of its and its affiliates' officers, directors, employees, and agents on a "need to know" basis who must have access to the Confidential Information to enable such party to perform its duties and exercise its rights hereunder. In order to safeguard the Confidential Information, each party shall (i)-inform each recipient of the Confidential Information of the confidential nature thereof and of the requirements of this Agreement, (ii) direct such recipients to comply with the terms of this Agreement, and (iii) exercise any other precautions necessary to prevent any improper use or disclosure of Confidential Information.

     (b) Definition. "Confidential Information" shall mean: (i) information regarding a party's or such party's affiliates', financial condition, information systems, business operations, plans and strategies, products or services, customers and prospective customers, and marketing and distribution plans, methods and techniques; (ii) information that is marked "confidential", "proprietary" or in like words, or that is summarized in writing as being confidential Prior to or promptly after disclosure to the other party; (iii) any and all related research; and (iv) any and all designs, ideas, concepts, and technology embodied therein. Confidential Information of the Distributor or its affiliates that is to be kept confidential by the Insurance Company shall also include: (v) any information regarding the pricing strategies of each Broker-Dealer; (vi) specific marketing and training materials of each Broker-Dealer; (vii) any information of the Distributor or its affiliates in any form whatsoever that is covered by a patent issued by the United States Patent and Trademark Office;

          Information is not considered confidential or proprietary if such information: (1) is or becomes generally available to the public other than as a result of disclosure by the recipient; (2) was available to or already known by the recipient on a non-confidential basis prior to its receipt from the party claiming confidentiality; (3) is developed by the recipient independently of any information or data acquired from the party claiming confidentiality; or (4) is, or is required to be, disclosed pursuant to a court order or the requirement of any federal or state regulatory, judicial, or government authority.

     (c) Remedies. Each party acknowledges and agrees that monetary damages would not be a sufficient or adequate remedy for a breach or anticipated breach of this Section and that, in addition to any other legal or equitable remedies which may be available, each party shall be entitled to specific performance and injunctive relief for any breach or anticipated breach of this Section.

     (d) Survival. The provisions of this Section shall survive the expiration or other termination of this Agreement.

20.  Severability
     ------------

     If any provision of this Agreement is held to be unenforceable or invalid, that provision shall be severed from this Agreement and the remainder of this Agreement shall remain in full force and effect.

21.  Choice of Law
     -------------

     This Agreement and any disputes, actions or other proceedings arising under or relating to it shall be governed by law of the State of North Carolina without regard to its principles of conflicts of law.

22.  No Waiver
     ---------

     No failure or delay on the part of any party hereto in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by any party of any provision of this Agreement, nor of any breach or default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced.

23.  Agreement Non-Assignable
     ------------------------

     Any assignment of this Agreement in whole or in part by a party without the prior written consent of the other parties thereto shall be void and shall vest no rights in the assignee.

24.  Exhibits and Schedules
     ----------------------

     The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

25.  Headings
     --------

     The headings herein are for the purpose of convenience only and have no legal force, meaning or effect.

26.  Schedules and Attachments
     -------------------------

     With the exception of Schedules 4 and 5, all other schedules attached to this agreement may be revised by the Insurance Company subject to review by the Distributor.

27.  Entire Agreement
     ----------------

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements (other than on matters related to confidentiality), understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations and/or agreements between the parties in conjunction with the subject matter hereof except as set forth in this Agreement. This Agreement, including any Schedule or Exhibit hereto, may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed as of the date first above written.

First Union Securities, Inc.        United Investors Life, Inc

By:                                 By:
Name:                               Name:
Title:                              Title:

                                  SCHEDULE 1
                         DISTRIBUTOR AGENCY AFFILIATES



                    First Union Securities

                    Correspondent Bank Broker-Dealers

                    Other Broker-Dealers

                                  SCHEDULE 2
                               VARIABLE PRODUCTS


Product                   Policy/Certificate                Description
                          Number



Titanium Investor VUL


Titanium Investor VA

                                  SCHEDULE 3
                         PRIVATE PLACEMENT GUIDELINES

     The Insurance Company relies on exemptions under the 1933 Act and the 1940 Act in the issuance of certain of its variable annuity contracts and variable life insurance policies. Reliance on these exemptions generally depends upon the number and identity of the purchasers, the number of securities offered, the size of the offering, the manner of the offering, and whether the securities are being purchased only for investment purposes (and not for the purpose of distributing or reselling them).

     Section 3(c)(7)

     Section 3(c)(7) exempts from the registration requirements of the 1940 Act certain companies owned exclusively by an unlimited number of "qualified purchasers", as defined in amended Section 2(a)(51) of the 1940 Act. Section 2(a)(51) establishes asset tests for four categories of "qualified purchasers":
(1) a natural person who owns at least $5 million in investments; (2) a family investment vehicle that owns at least $5 million in investments; (3) a trust whose trustees and settlers are qualified persons, provided that the trust was not formed for the purpose of investing in the Section 3(c)(7) company; and (4) any other person who owns and invests on a discretionary basis, for itself or other qualified purchasers, at least $25 million in "investments."

     In order to preserve its right to rely on Section 3(c)(7) of the 1940 Act, the Insurance Company requires, and the Distributor shall require, through any Sales Agreements entered into pursuant to Section 2(a) or 2(b) of this Agreement that each Broker-Dealer require, each prospective purchaser to represent and warrant (in response to a questionnaire) that it owns sufficient "investment securities" (as defined in Rule 2(a)(51-1) under the 1940 Act) to meet the financial requirements and otherwise meet the requirements of the appropriate definition of "qualified purchaser" in Section 2(a)(51) of the 1940 Act.

     In addition, if the Private Placement will be used by a corporation to assist it in funding its obligation to employees under a non-funded deferred compensation plan, the Insurance Company therefore, will impose certain additional conditions on the purchase and will request additional information from the purchaser in order to insure compliance with Section 3(c)(7). These additional requirements also are designed to insure that the employer is and remains the sole beneficial owner of the Private Placement for purposes of the 1940 Act.

     Section 3(c)(1)

     Certain of the Variable Accounts for the Private Placements are not registered under the 1940 Act in reliance on Section 3(c)(1) of the 1940 Act.
Section 3(c)(1) exempts from the registration requirements of the 1940 Act certain companies who is an issuer whose outstanding securities (other than short-term paper) are beneficially owned by not more than one hundred persons and which is not making and does not presently propose to make a public offering of its securities.

     In order to preserve its right to rely on Section 3(c)(1) of the 1940 Act, the Insurance Company requires, and the Distributor shall require, through any Sales Agreements entered into pursuant to Section 2(b) of this Agreement that each Broker-Dealer require, Representatives to comply with the requirements of a non-public offering and monitor the number of prospective purchasers to whom offers of sales have been made.

     Regulation D - Rule 501

     With respect to the Private Placements, each prospective purchaser must also be qualified as an "accredited investor" or otherwise be a "suitable investor," prior to offering the Private Placements to that prospective purchaser. An "accredited investor" is: (a) a natural person, (i) whose individual net worth, or joint net worth with the person's spouse, at the time of purchase exceeds $1,000,000; or (ii) who has had individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of such amounts in the current year; (b) a bank or savings and loan association, whether acting in an individual or fiduciary capacity; (c) a registered broker or dealer; (d) an insurance company; (e) a registered investment company; (f) a Small Business Investment Company; (g) any plan established by a state or municipal agency or government for the benefit of its employees, with total assets in excess of $5,000,000; (h) certain employee benefit plans (within the meaning of ERISA) with total assets in excess of $5,000,000; (i) a private business development company; (j) a charitable organization, corporation, business trust, any trust whose purchase is directed by a person with knowledge and experience in financial and business matters, or partnerships, not formed to acquire the securities offered, with total assets in excess of $5,000,000; or (k) an entity in which all of the equity owners are accredited investors.

     Because resales of securities acquired in a private offering generally are prohibited (with the exception of offerings pursuant to Rule 144A of the 1933 Act, which expressly permits resales to certain institutional investors), Representatives must ensure that each prospective purchaser understands the long-term nature of the Private Placement investment, does not intend to resell the investment and is financially able to retain the securities purchased.

                    SCHEDULE 4
                    COMPENSATION SCHEDULE

                    Variable Universal Life - Titanium Investor VUL

                     Target Premium                    %

                     Year 1:

                    Up to Target Premium          135.0%
                    (maximum payout)
                    Excess Premium                  4.0%

                     Years 2-10:

                    Up to Target Premium            4.0%
                    Excess Premium                  4.0%

                    Years 11+:                     0.00%

                    [Replacements: (Six month window before
                    or after issue of a new policy) - New
                    first year commission will only be paid
                    on any increase in premium over that on
                    which first year commissions was paid on the old policy.]

                    Plus;

                    50% of the Revenue Sharing paid by
                    Investment Managers in excess of 15
                    basis points annually. Revenue Sharing
                    means the fees received by the Insurance
                    Company from the Investment Managers
                    under the respective participation
                    agreements as reimbursement for
                    administrative services performed by the
                    Insurance Company. This amount will be
                    calculated after each calendar year
                    based on the aggregate amounts received
                    from all Investment Managers using the
                    average assets in the separate accounts
                    underlying the product.

                    Plus;

                    50% of the target premium acquisition
                    expense priced into the product on all
                    target premium written in excess of $10
                    million in any calendar year. In
                    addition, an extra 25% of the target
                    premium acquisition expense priced into
                    the product will be paid on all target
                    premium written in excess of $15
                    million in any calendar year. (The
                    target premium acquisition expense
                    priced into the Titanium Investor
                    Variable Universal Life Product is 14%.)

                    For any Variable Product, the Insurance
                    Company may elect from time to time to
                    make advances of compensation to
                    Distributor. Any such advance shall be
                    deemed a loan, payable upon demand, and
                    secured by a first lien (security
                    interest) upon compensation payable by
                    Insurance Company to Distributor,
                    without the necessity of execution of
                    any further document, and Insurance
                    Company shall be entitled to set off any amounts owed to it by Distributor against any amounts owed to the Distributor by the Insurance Company.


                    Please note that the above compensation
                    structure only applies to all business
                    written through the Distributor.

                    Variable Annuity - Titanium Investor VA

                    10.50% of Purchase Payments Ages 0-70,
                    8.50% Ages 71-80, 6.50% Ages 81+, plus,
                    beginning in the 2nd contract year, 20
                    bps trail based on assets in the
                    separate account underlying the product;
                    plus

                    50% of the Revenue Sharing paid by
                    Investment Managers in excess of 15
                    basis points annually. Revenue Sharing
                    means the fees received by Insurance
                    Company from the Investment Managers
                    under the respective participation
                    agreements as reimbursement for
                    administrative services performed by the
                    Insurance Company. This amount will be
                    calculated after each calendar year
                    based on the aggregate amounts received
                    from all Investment Managers using the
                    average assets in the separate accounts
                    underlying the product.

                            SELLING GROUP AGREEMENT
                            -----------------------

     THIS AGREEMENT ("Agreement") is made as of ___________, 1999 by and between First Union Securities Inc., a Delaware corporation ("FUS"), and the undersigned broker-dealer ("Broker-Dealer").

                                   RECITALS:

     A. FUS, pursuant to the provisions of a distribution agreement (the "Distribution Agreement") between FUS and United Investors Life ("Insurance Company"), acts as a distributor of the variable annuity contracts and/or, as the case may be, variable life insurance policies of Insurance Company which are anticipated to be registered under the Securities Act of 1933, as amended (the "1933 Act"), identified on the Schedule of Products attached hereto as Exhibit
                                                                       -------
"A" and may in the future act as distributor of other valuable annuity contracts
--
and/or, as the case may be, variable annuity policies of Insurance Company registered under the 1933 Act which would be identified on a supplement to such Schedule of Products pursuant to Section ___, below (such contracts and policies are hereinafter collectively referred to as the "Products").

     B. FUS desires that Broker-Dealer distribute the Products in those jurisdictions in which Broker-Dealer, FUS, Insurance Company and the Products are appropriately licensed, qualified or approved, as the case may be, and Broker-Dealer desires to sell the Products, through its agents in such jurisdictions, on the terms and conditions set forth hereinafter.

     C. Insurance Company, pursuant to an Agreement (the "General Agent Agreement"), has authorized Broker-Dealer or affiliates of the Broker-Dealer to act as a general agent ("General Agent") and to engage in the distribution activities contemplated by this Agreement and the General Agent Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter set forth, the parties agree as follows:

     1.   Authority to Sell Products.
          --------------------------

          1.1   General.  FUS, subject to the terms and conditions contained
                -------
herein, hereby authorizes Broker-Dealer as an independent contractor, on a non-exclusive basis, to offer and sell the Products. Broker-Dealer hereby agrees to use its best efforts to sell the Products.

          1.2   Compensation; Expenses.  Except as otherwise provided herein,
                ----------------------
Broker-Dealer shall be entitled to commissions and allowances with respect to sales of the Products made by Broker-Dealer, the Registered Representatives and the Downstream Broker-Dealers (as defined in Section _____, below) in accordance with the Schedule of Commissions and Allowances attached to this Agreement as Exhibit "B", as such Schedule may be amended from time to time. The commissions
----------
and allowance shall be payable by the Insurance Company or as otherwise permitted by law or regulations. Broker-Dealer shall be responsible for the payment of all expenses incurred by Broker-Dealer in connection with this Agreement and the performance of its obligations, and the exercise of its rights hereunder.

     2.   Representations and Warranties.
          ------------------------------
          Broker-Dealer represents and warrants to, and covenants with, FUS that:

               (a) Broker-Dealer (i) is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) is duly registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and registered in each state or other jurisdiction in which Broker-Dealer is required to be registered in order to sell the Products; (iii) is licensed to sell the Products under the insurance laws of each state or other jurisdiction in which Broker-Dealer is required to be registered in order to sell the Products and (iv) otherwise maintains in effect all governmental and other registrations, licenses and permits necessary for it to carry out its obligations, and the transactions contemplated hereunder (the "Required Registrations");

               (b) Broker-Dealer conducts its operations is in compliance in all material respects, with all applicable federal and state securities laws and regulations, the requirements of the NASD and any applicable securities exchanges of which it is a member and all codes of conduct and codes of ethics applicable to its activities (collectively, the "Regulations").

               (c) Broker-Dealer is a corporation duly organized and in good standing under the law of its jurisdiction of organization and is qualified to do business as a corporation in those states or jurisdictions where it is, or will be doing business pursuant to this Agreement; and

               (d) this Agreement and the transactions contemplated hereby (i) have been duly approved by all required corporate action on the part of Broker-Dealer and (ii) not conflict with any law, regulation, court order or agreement to which Broker-Dealer is subject or Broker-Dealer's properties are bound.

     3.   Covenants of Broker-Dealer.
          --------------------------

          3.1   Sale of Products.  Broker-Dealer agrees that (a) offers and
                ----------------
sales of the Products will be made only through the use of a then current prospectus which is a part of a registration statement which is then effective under the 1933 Act (each a "Prospectus"), (b) a Prospectus relating to the Product in question will be delivered prior to, or concurrently with any sales presentation or other offer of such Product, (c) no oral or written statements will be made by or on behalf of Broker-Dealer to a prospective purchaser of a Product other than statements identical to, or based solely on information set forth in the Prospectus (d) in connection with offers and sales of the Products, Broker-Dealer will at all times comply with the Regulations and offer and sell the Products only in those jurisdictions, and in the manner in which the Products may be lawfully sold.

          3.2   Representations and Warranties True, etc.  At all times during
                ----------------------------------------
the term hereof the representations and warranties of Broker-Dealer contained in Section 2, above, shall be true.

          3.3   Registered Representatives.  Broker-Dealer may recommend persons
                --------------------------
associated with it who are duly licensed and qualified under applicable law and regulation to act in the offer or sale of the Products (the "Registered Representatives") for appointment as insurance agents of Insurance Company, provided that such person: (a) has not been subject to any civil, administrative or criminal actions or sanctions by, or entered into any settlement agreements with any governmental or quasi-governmental regulatory authority or sell regulatory organization, (b) has not been precluded or restricted for any period of time by any entity from selling any securities, insurance products or other products of such entity; (c) otherwise is qualified to offer and sell the Products; (d) agrees in writing (i) to comply with all of the obligations of Broker-Dealer and the Registered Representatives hereunder, (ii) not to make any recommendation to an applicant or prospective purchaser to purchase a Product without having reasonable grounds to believe that the purchase of the Product is suitable for the prospective purchaser, (iii) to report promptly in writing to Insurance Company and FUS all customer or regulatory complaints or inquiries with respect to such Registered Representative, whether written or oral, and to assist Insurance Company and FUS in resolving any complaint to the satisfaction of all parties involved and (e) possesses all Required Registrations and agrees to maintain in force during the term hereof all Required Registrations; and (f) has been appointed as an insurance agent of Insurance Company. Broker-Dealer is authorized, except as hereinafter specifically provided, to cause the Registered Representatives to offer and sell the Products in the states and jurisdictions in which the Products, Broker-Dealer and such Registered Representatives are registered, licensed or otherwise appropriately qualified. Broker-Dealer shall be solely responsible for the supervision of the Registered Representatives and shall enforce written supervisory procedures to assure strict compliance with NASD rules and applicable rules and regulations under the 1934 Act, and other applicable federal and state statutes and regulations. Broker-Dealer agrees to provide to the Registered Representatives instructions sufficient to provide them with information needed to offer and sell the Products in compliance with this Agreement and the Regulations. Broker-Dealer shall direct the sales activities of the Registered Representatives and shall be solely responsible for the conduct of the Registered Representatives in the offer and sale of the Products.

          3.4   No Authority to Modify, Etc.  Broker-Dealer acknowledges and
                ---------------------------
agrees that neither Broker-Dealer nor any of the Registered Representatives shall have the authority, on behalf of FUS or Insurance Company or otherwise, to
(a) modify any of the terms of the Products, including, but not limited to, any forfeiture provisions thereof, or (b) extend the time of payment of any premiums with respect to a Product. Broker-Dealer acknowledges that neither Broker-Dealer nor any Registered Representative may receive any premiums or other funds from applicants for, or purchasers of the Products (except for the sole purpose of forwarding such funds to Insurance Company). If Broker-Dealer or a Registered Representative inadvertently receives any funds from applicants for, or purchasers of the Products they shall hold such funds in a fiduciary capacity on behalf of the Insurance Company and promptly submit them to Insurance Company.

          3.5   Rejection of Product Applications.  Broker-Dealer acknowledges
                ---------------------------------
and agrees that (a) Insurance Company, in its sole discretion, may reject any application for a Product submitted to it by Broker-Dealer or any of the Registered Representatives; (b) nothing herein contained shall constitute Broker-Dealer or any of its Registered Representatives as employees of FUS or Insurance Company; and (c) the Schedule of Products may be amended by FUS at its sole discretion from time to time to add other Products distributed by FUS pursuant to the Distribution Agreement or other distribution agreements with Insurance Company, or to delete Products therefrom.

          3.6   Access to Information. Broker-Dealer shall give FUS full access
                ---------------------
upon reasonable advance notice during Broker-Dealer's normal business hours to all information in the possession or control of Broker-Dealer or any Registered Representative relating to, arising out of or in connection with the offer and sale of Products pursuant to this Agreement, and shall be required to provide to FUS copies of any documents relating thereto within ten (10) days after a written request therefor by FUS. Broker-Dealer shall be entitled to reimbursement of the expenses it incurs in connection with providing documents to FUS as required by the preceding sentence.

          3.7   Basis for Recommendations.  Broker-Dealer shall be solely
                -------------------------
responsible for the approval of suitability determinations for the purchase of any Product or the selection of any investment option thereunder, in compliance with the Regulations and shall appropriately supervise the Registered Representatives in determining client suitability. Broker-Dealer, through the Registered Representatives or otherwise, shall not make any recommendations to a prospective purchaser to purchase a Product without having reasonable grounds to believe that the purchase of that Product is suitable for such prospective purchaser. Among other things, a determination of suitability shall be based on information supplied to a Registered Representative after a reasonable inquiry concerning the prospective purchaser's insurance and investment objectives, financial situation and needs.

          3.8   No Misrepresentations; Disclosure.  Broker-Dealer, through the
                ---------------------------------
Registered Representatives or otherwise, shall not (a) make any misrepresentation of a material fact with respect to the Products or omit to state a material fact necessary to make statements made with respect to a Product in light of the circumstances in which they were made, not misleading or
(b) otherwise engage in any deceptive or misleading practice or activity in connection with the offer and the sale of the Products. Broker-Dealer, through the Registered Representatives or otherwise, shall not: (a) give any oral information or make any representations or statements in connection with the offer or sale of a Product that is not the same as, or based solely on the then current version provided by FUS or Insurance Company of the registration statement, Prospectus or statement of additional information, as the case may be, relating to the such Product, or (b) provide prospective purchasers of the Products or otherwise utilize in connection with the offer of sale of the Products any advertising materials, sales literature, signage or other promotional material written, electronic, graphic or audio visual materials other than materials supplied by, or approved in writing in advance by FUS or Insurance Company (the "Disclosure Material"). Broker-Dealer shall not modify in any way any Disclosure Material which as been approved for use by Broker-Dealer by FUS or Insurance Company. Broker-Dealer shall, and shall cause the Registered Representatives to immediately cease using any Disclosure Materials previously approved by FUS or Insurance Company upon receipt of an oral or written instruction to do so by FUS or Insurance Company. FUS agrees to follow-up in writing within three business days any such oral instruction from FUS to discontinue such use. Broker-Dealer will maintain complete records indicating the manner and extent of distribution of any such Disclosure Materials, will make such records available to Insurance Company, FUS and state insurance departments, the NASD the SEC and other regulatory agencies, which have regulatory authority over Insurance Company or FUS.

          3.9   Exchange of Products.  Broker-Dealer or the Registered
                --------------------
Representatives may solicit exchanges of other insurance contracts for Products only when Broker-Dealer can demonstrate that the exchange would be beneficial to the prospective purchaser or class of purchasers, as the case may be, and provided that the exchange offer is approved in advance by an NASD-licensed principal of Broker-Dealer. Broker-Dealer shall maintain records of the basis for any determination that an exchange would be beneficial to a prospective purchaser, including the name of such principal approving the exchange offer.

          3.10  Other Broker-Dealers.  Broker-Dealer may recruit other broker-
                --------------------
dealers that are registered on the 1934 Act to offer and sell the Products provided that: (a) such broker-dealer enters into an agreement in the form of this Agreement which agreement is delivered to FUS for its review, and (b) FUS has the right, in its sole discretion, to accept or reject such broker-dealer as authorized to sell the Products. Any such other broker-dealer which is approved by FUS to sell the Products is referred to herein as a "Downstream Broker-Dealer." Broker-Dealer shall be entitled to receive commissions from a Downstream Broker-Dealer based on the sales of the Products made by such Downstream Broker-Dealer upon such arrangements as may be agreed to by Broker-Dealer and such Downstream Broker-Dealer (the "Downstream Agreement");
provided, however, that such arrangements are subject to review and approval by FUS in its sole discretion. Broker-Dealer acknowledges that Broker-Dealer shall not be entitled to any commissions or other compensation from FUS or the Insurance Company in connection with the recruiting, or any activities of a Downstream Broker-Dealer and shall only be entitled to receive payments in connection with the activities of a Downstream Broker-Dealer from such Downstream Broker-Dealer pursuant to any arrangements that may be agreed to between Broker-Dealer and such Downstream Broker-Dealer. Broker-Dealer shall take all reasonable actions to insure that each Downstream Broker-Dealer complies with the terms of its Downstream Agreement and all laws, rules and regulations applicable to the Downstream Broker-Dealer in connection with such Downstream Broker-Dealer's offers and sales of the Products. Any breach by a Downstream Broker-Dealer of its Downstream Agreement shall be deemed for all purposes, including, but not limited to, indemnification provided in Section 9, below, to be a breach by Broker-Dealer of this Agreement.

          3.11  Complaints and Investigation. Broker-Dealer shall report in
                ----------------------------
writing within three (3) business days after the occurrence thereof in writing to Insurance Company and FUS all customer complaints or inquiries relating to the offer, sale or ownership of the Products or made by or on behalf of any prospective purchaser or owner of a Product, whether written or oral, and shall assist Insurance Company and FUS in resolving those complaints to the satisfaction of such prospective purchaser, owner, FUS and Insurance Company. Broker-Dealer shall cooperate fully with FUS in connection with any governmental or other investigation or proceeding relating to any complaint related to the Products by any prospective purchaser or owner of the Products.

          3.12  Notice of Claims.  If any action or proceeding shall be brought
                ----------------
against Broker-Dealer or any of its Registered Representatives or affiliates relating to the Products Broker-Dealer shall give prompt written notice to FUS.

          3.13  Fidelity Bond.  Broker-Dealer represents that all directors,
                -------------
officers and employees of Broker-Dealer (including the Registered Representative) who have access to funds of the Insurance Company are, and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company in an amount at least equivalent to the minimal coverage required under the NASD Rules of Fair Practice, and endorsed to extend coverage to life insurance and annuity transactions. Broker-Dealer acknowledges that the Insurance Company may require evidence that such coverage is in force and Broker-Dealer shall promptly give notice to the Insurance Company of any notice of cancellation or change of coverage. Broker-Dealer hereby assigns any proceeds received from the fidelity bond company to the Insurance Company to the extent of the Insurance Company's loss due to activities covered by such bond. If the payment to the Insurance Company under the fidelity bond is insufficient to cover the Insurance Company's loss, Broker-Dealer will promptly pay the Insurance Company amount equal to the balance of such loss on demand. Broker-Dealer indemnifies and holds harmless the Insurance Company from any deficiency and from the cost of collection thereof.

     4.   Representations and Warranties of FUS.
          -------------------------------------

               (a) FUS is (i) a member in good standing of the NASD, (ii) duly registered as a broker-dealer with the SEC under the 1934 Act, and registered in each state or other jurisdiction in which FUS is required to be registered in order to sell the Products and otherwise maintains in effect all Required Registrations;

               (b) FUS conducts its operations is in compliance in all material respects, with all applicable federal and state securities laws and regulations and the requirements of the NASD and any applicable securities exchanges of which it is a member;

               (c) FUS is a corporation duly organized and in good standing under the law of its jurisdiction of organization and is qualified to do business as a corporation in those states or jurisdictions where it is, or will be doing business pursuant to this Agreement; and

               (d) this Agreement and the transactions contemplated hereby (i) have been duly approved by all required corporate action on the part of FUS and
(ii) not conflict with any law, regulation, court order or agreement to which FUS is subject or FUS's properties are bound.

     5.   Covenants of FUS.  FUS covenants with Broker-Dealer that:
          ----------------

          5.1   Products.  The Products, when they are made available to Broker-
                --------
Dealer for offer and Sale, will be duly registered under applicable federal and state securities laws.

          5.2   Insurance Compliance.  The Products, when they are made
                --------------------
available to Broker-Dealer for offer and sale, will be in compliance with applicable state insurance laws.

          5.3   Disclosure.  With respect to the Product it purports to
                ----------
describe, each Prospectus, provided to Broker-Dealer by FUS or Insurance Company

               (a) will be true, accurate and complete in all material respects;

               (b) will not contain any false or misleading statements of material fact or omit any material facts necessary to make statements contained therein not misleading in light of the circumstances under which they are made; and

               (c) will fully and adequately disclose all material terms, conditions, limitations and restrictions with respect to the Products.

          5.4   Representations and Warranties True, Etc.  At all times during
                ----------------------------------------
the term hereof, the representations and warranties of FUS contained in Section 4, above, shall be true. FUS agrees to abide by the Code of Conduct.

          5.5   Documents.  FUS shall provide Broker-Dealer with quantities of
                ---------
Prospectuses reasonably sufficient for Broker-Dealer to effectively market the Products.

     6.   Term and Termination of Agreement
          ---------------------------------

          6.1   Term.  Unless sooner terminated pursuant to this Section 6, this
                ----
Agreement shall terminate on the earlier to occur of the date of termination of the Distribution Agreement and the __________ anniversary of the date hereof.

          6.2   Termination.  This Agreement shall be subject to immediate
                -----------
termination at any time by Broker-Dealer, or by FUS, with or without cause upon the giving of written notice to such effect to the other party.

          6.3   Effect of Termination.
                ---------------------

               (a) Except as provided in Sections 6.3(b), in the event this Agreement is terminated, (i) Broker-Dealer and the Registered Representatives shall immediately cease to have the right to offer or sell any of the Products;
(ii) Broker-Dealer shall return forthwith, upon the request of FUS or Insurance Company, all written materials related to the Products delivered to Broker-Dealer or the Registered Representatives by or on behalf of FUS or Insurance Company on or before the date of such termination; (ii) all compensation required to be paid to Broker-Dealer shall be paid in accordance with Schedule ____ hereto; (iii) all amounts due from Broker-Dealer to FUS or Insurance Company shall be immediately due and payable to FUS or the Insurance Company, as the case may be, notwithstanding any other terms of such payments that may have been in effect during the term of this Agreement; (iv) Broker-Dealer shall carry out all residual obligations, if any, which arose while this Agreement was in effect and

               (b) In the event that this Agreement is terminated by FUS after a breach by Broker-Dealer of any of its representations and warranties or covenants hereunder, then FUS may offset against any amounts owed to Broker-Dealer hereunder an amount equal to the (i) damages, losses and expenses (including reasonable attorneys' fees) incurred by FUS as a result of such breach and (ii) amount that may be owed by Broker-Dealer to FUS under Section 9, below.

     7.   Confidentiality
          ---------------

          7.1  Generally.  Each party will hold the other party's Confidential
               ---------
Information (as defined below) in confidence and will safeguard such Confidential Information as provided herein. The party receiving Confidential Information (a "Recipient") will not, directly or indirectly, report, publish, distribute, disclose, or otherwise disseminate the Confidential Information, or any portion thereof, to any individual or entity for any purpose, except as necessary to perform such Party's duties hereunder, or as expressly authorized in writing by the party providing the Confidential Information (the "Provider"). Disclosure of Confidential Information internally by the recipient thereof will be limited to those of its officers, directors, employees and agents who are required to have access to the Confidential Information to enable the party to perform its duties hereunder. In order to safeguard Confidential Information, the Recipient shall (a) inform each party to whom it discloses Confidential Information of the confidential nature thereof and of the requirements of this Agreement, (b) direct such recipients to comply with the terms of this Agreement, and (c) exercise any other precautions reasonably necessary to prevent any improper disclosure of such Confidential Information.

          7.2  Definition.  For purposes of the Agreement, "Confidential
               ----------
Information" shall mean information: (a) regarding the Provider's or any affiliate of the Provider's financial condition, information systems, business operations, plans and strategies, products or services, customers or prospective customers, and marketing and distribution plans, methods and techniques; (b) that is marked confidential," "proprietary" or in like words, or that is indicated in writing as being confidential prior to or promptly after disclosure to the Recipient; and (c) any and all research and designs, ideas, concepts, and technology embodied in the items described in clauses 9.2(a) or (b). Information shall not be deemed to be Confidential Information hereunder if that information
(a) is or becomes generally available to the public other than as a result of disclosure by the Recipient; (b) was available to, or already known by the Recipient on a non-confidential basis prior to its receipt from the Provider;
(c) is developed by the Recipient independently of any information or data acquired from the Provider; or (d) is disclosed pursuant to a court order or the requirement of any federal or state regulatory, judicial, or government authority.

          7.3  Remedies. Each party acknowledges and agrees that monetary
               --------
damages would riot be a sufficient or adequate remedy for a breach or anticipated breach of this Section 7 and that, in addition to any other legal or equitable remedies which may be available, each party shall be entitled to specific performance and injunctive relief, without the posting of a bond, for any breach or anticipated breach of this Section.

          7.4  Survival.  The provisions of this Section 7 shall survive the
               --------
expiration or other termination of this Agreement.

     8.   Modification of Agreement
          -------------------------

          This Agreement may not be modified in any way unless by written agreement signed by both of the parties, except for any amendment of the Schedule of Products pursuant to the terms of Section ____________ hereof or of the Schedule of Commissions and Allowances pursuant to the terms of Section 4 hereof, which shall be deemed to be modified upon the giving by FUS to Broker-Dealer of revised versions thereof.

     9.   Indemnification
          ---------------

          9.1  General.  Broker-Dealer will indemnify FUS, each affiliate (as
               -------
defined in Rule 405 under the 1933 Act) of FUS and each shareholder, officer, director, employee, agent and attorney of FUS and such affiliate (each an "Indemnified Party") against, and hold each Indemnified Party harmless from and in respect of, all losses, damages, costs, (expenses including reasonable attorneys' fees) judgments, fines, penalties, settlements resulting from claims, demands, actions, cases, proceedings, suits or investigations conducted by, or pending before any governmental agency or authority or any arbitration proceeding based on, arising from, related to or otherwise attributable to (a) any breach of the representations and warranties of Broker-Dealer set forth in this Agreement or (b) any nonfulfillment of any covenant or agreement on the part of Broker-Dealer under this Agreement.

          9.2  Conditions of Indemnification.
               -----------------------------

               (a) All claims for indemnification under this Agreement shall be asserted and resolved as provided in this Section 9.2. An Indemnified Party claiming indemnification under this Agreement shall promptly (i) notify the Broker-Dealer (in this Section 9, the "Indemnifying Party") of any third-party
                                       ------------------
claim or claims asserted against the Indemnified Party (a "Third Party Claim")
                                                           -----------------
that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), and the basis for the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within fifteen (15) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 9 with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

               (b) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the

Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9, and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9 and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

               (c) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Section 9,
(B) elects not to defend the Indemnified Party as described, above, or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party as provided above, or (ii) elects to defend the Indemnified Party as provided, above, but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 9 and if that dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9, or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such participation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the

Indemnified Party pursuant to this Section 9, and the Indemnifying Party shall bear its own costs and expenses with respect to that participation.

               (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim specified by the Indemnified Party in the Indemnity Notice, that claim shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed that claim, as provided above, that dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of that dispute within thirty (30) days after notice of that dispute is given (the "Indemnity Notice Period").
                            -----------------------

               (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Section 9 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim and (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement in respect of that Third Party Claim. Payments of all amounts owing by an Indemnifying Party with respect to claims other this third party claims shall be made within thirty (30) days after the later of the expiration of (i) the Indemnity Notice Period and (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

          9.3  Survival.  The provisions of this Section shall survive the
               --------
expiration or other termination of this Agreement.

     10.  Remedies Cumulative; Non-Waiver.  The rights and remedies of the
          -------------------------------
parties contained in this Agreement are cumulative and are in addition to any and all rights and remedies at law or in equity, which the parties hereto are entitled to under applicable law. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     11.  Mitigation of Losses.  In the event of any dispute between an owner of
          --------------------
a Product (a "Disputing Owner") and FUS, Insurance Company, Broker-Dealer, a Registered Representative or any other party with respect to such Product, FUS shall have the right, with prior written notice and consultation with Broker-Dealer, to take such action as FUS may deem necessary to promptly effect a mitigation of damages or limitation of losses, and without waiving or electing to relinquish any rights or remedies FUS may have against Broker-Dealer. FUS shall have the right to settle any dispute with respect to a Product between a Disputing Owner and FUS or Broker-Dealer without the prior consent of Broker-Dealer and without waiving or electing to relinquish any rights or remedies FUS may have against Broker-Dealer.

     12.  Governing Law, etc..  This Agreement shall be governed by and
          -------------------
construed in accordance with the laws of _______ without regard to choice of law provisions and the venue for all actions or proceedings brought by _______ arising out of or relating to this Agreement shall be in the state or federal courts, as the case may be, located in _______ County, _______ (collectively, the "Courts"). Broker-Dealer hereby irrevocably waives any objection which Broker-Dealer now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in any of the Courts and any objection on the ground that any such action or proceeding in any of the Courts has been brought in an inconvenient forum. Nothing in this Section ___ shall affect the right of FUS to bring any action or proceeding against Broker-Dealer in the courts of other jurisdictions. In the event of any litigation between the parties hereto with respect to this Agreement, the prevailing party therein shall be entitled to receive from the other party all of such prevailing party's expenses in connection with such litigation, including, but not limited, to reasonable attorneys' fees.

     13.  Notices.  Any notices or demands given in connection herewith shall be
          -------
in writing and deemed given when (i) personally delivered, (ii) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as FedEx, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate:

               (a)  To FUS:
                    FUS Securities

               (b)  To Broker-Dealer:

     14.  Arbitration
          -----------

          14.1 Any disagreement, dispute, claim or controversy arising out of or relating to this Agreement, performance hereunder or the breach hereof, or otherwise arising between Broker-Dealer and FUS, shall be subject to mandatory arbitration under the auspices, rules and bylaws of the NASD, to the full extent applicable and as may be amended from time to time.

          14.2 Where the NASD Code of Arbitration Procedure is not applicable, any dispute between Broker-Dealer and FUS arising under or relating to this Agreement shall be settled by compulsory arbitration before one arbitrator in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. The arbitration shall take place in, unless the parties agree on another location. The arbitrator shall have no authority to issue any decision or award for punitive damages or for treble or any other type of multiple damages, consequential damages, or any compensatory damages based on a claim of lost profits or similar claim. Each party shall bear its own costs and expenses incurred by it in any such arbitration, except that the parties shall bear the expenses of the arbitrator's services equally. The provisions of this Section shall survive the expiration or other termination of this Agreement.

     15.  Entire Agreement; Certain Terms.  This Agreement, together with the
          -------------------------------
exhibits and schedules hereto, constitutes and contains the entire agreement of the parties with respect to the matters addressed herein and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. No waiver of any rights under this Agreement, nor any modification or amendment of this Agreement shall be effective or enforceable unless in writing and signed by the party to be charged therewith. When used in this Agreement, the terms "hereof," "herein" and "hereunder" refer to this Agreement in its entirety, including any exhibits or schedules attached to this Agreement and not to any particular provisions of this Agreement, unless otherwise indicated.

     16.  Headings
          --------

          The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     17.  Counterparts
          ------------

          This Agreement may be executed in two counterparts, each of which together shall be deemed an original, but both of which together shall constitute one and the same instrument.

     18.  Severability. It is the intention of the parties hereto that any
          ------------
provision of this Agreement found to be invalid or unenforceable be reformed rather than eliminated. If any of the provisions of this Agreement, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or the other provisions of this Agreement, which shall be given full effect, without regard to the invalid portions. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the parties' rights provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     19.  Assignment  Except as specifically set forth herein, Broker-Dealer may
          ----------
not assign any of its rights or obligations hereunder without the prior written approval of FUS.

     20.  No Third Party Beneficiaries.  This Agreement is exclusively for, and
          ----------------------------
shall inure to the benefit of the parties hereto, their successors and assigns, and shall not be deemed to create any rights for the benefit of third parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first indicated above.


FUS


By:
Name:
Title:



BROKER-DEALER


By:
Name:
Title:

                     SCHEDULE OF COMMISSIONS AND ALLOWANCES
                                      to
                            First Union Securities


                            SELLING GROUP AGREEMENT
                            -----------------------

                        Effective _________, ___, 2000

I.   PURPOSE

     This Schedule of Commissions and Allowances ("Schedule") is adopted pursuant to Section 1.2 of the Selling Group Agreement (the "Agreement") and governs the determination and payment by FUS of commissions and allowances ("Compensation") to the Broker-Dealer in connection with premium payments received under the products specified herein.

II.  COVERED PRODUCTS

     The only products covered by this Schedule ("Covered Products") are the following private placement variable universal life insurance policies:

     Covered Product       Policy Form

     VUL
     VA


III.  COMPENSATION

     The Compensation to the Broker-Dealer under this Selling Group Agreement shall as outlined below:

     Variable Annuity


     Variable Universal Life

     Target Premium    %

     Year 1:
     Up to Target Premium    6.0%         (maximum payout)

     Excess Premium          6.0%

     Years 2-4:

     Up to Target Premium    6.0%
     Excess Premium          6.0%

     Years 5-10:

     Up to Target Premium    3.0%
     Excess Premium          3.0%


     Years 11+:             1.50%

     The foregoing amounts shall be payable by FUS within five (5) business days after FUS receives such amounts from the Insurance Company.

     To the extent any Covered Product is issued as a replacement for any insurance policy issued by the Insurance Company within six (6) months prior to the issuance of such Covered Product (the "Replaced Product"), no first year commission will be payable with respect to that Covered Product except to the extent, if any, that the first year premiums with respect to such Covered Product are greater than the first year premium on the Replaced Product. To the extent a Covered Product is issued as a replacement for any previously-issued Covered Product within six (6) months after issuance of such previously-issued Covered Product, no first year commission will be payable to Broker-Dealer with respect to such later - issued Covered Product, except to the extent if any, that the first year premiums for such later - issued Covered Product are greater than the first year premiums of the previously-issued Covered Product.

IV.  CHARGEBACK OF COMPENSATION

     A. Termination of, or withdrawal of premium received in connection with, a Covered Product will result in a charge-back of Compensation, the amount of which shall be determined in accordance with the following table:

     Time Elapsed Since Payment Attributable                        Compensation
     To Amount Withdrawn Was Made                                    Charge-back
     First 12 months                                                        100%
     Second 12 months                                                        75%
     Third 12 months                                                         50%
     Fourth 12 months                                                        25%
     Thereafter                                                               0%

     B. Compensation charge-backs will be due within 60 days of notification by FUS. Compensation will be charged back by credit against Compensation to be paid in the future and/or by requiring cash repayment to be made by the Broker-Dealer.

     C. Compensation will be charged back on a "first-in, first-out" basis according to the date premium payments were received.


V.   MODIFICATIONS AND TERMINATION

     A. No Compensation shall be paid on Covered Products that are changed from their original version, either under a policy provision or otherwise, or on Covered Products that are issued using cash values of Insurance Company policies, either under a policy provision or otherwise.

     B. Except as otherwise provided in the Agreement Termination of the Agreement for any reason, shall not impair the right of the Broker-Dealer to receive Compensation accrued and payable on account of premium received under Covered Products issued on applications procured by the Broker-Dealer, or by Registered Representatives operating under supervision of the Broker-Dealer, prior to the termination of the Selling Group Agreement.

VI.  APPLICABILITY

     This Schedule supersedes and replaces any and all previous Schedules of Commissions and Allowances.

By signing this Schedule, the Broker-Dealer and FUS agree to comply with its terms.

BROKER-DEALER

Name of Broker-Dealer:
                        -----------------------------------------------

By:                                                       Date:
   ------------------------------------------------------      ------------

Title:
      ---------------------------------------------------------------------

                             SCHEDULE OF PRODUCTS
                                      to
                            First Union Securities

                            SELLING GROUP AGREEMENT
                            -----------------------



--------------------------------------------------------------------------------
  Product            Description                  Policy/Certificate
                                                  Form
--------------------------------------------------------------------------------
  Titanium           Variable Universal Life
  Investor VUL
--------------------------------------------------------------------------------
  Titanium           Variable Annuity
  Investor VA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------